Exhibit 99


                             DOL FILING CONFIRMATION


         I certify that the Plan Administrator of the Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States Department of Labor by:

         1)     Mellon Bank, N.A. (EIN # 25-0659206)
                for the following investment arrangement(s):
                                                        EIN#
                                                    -------------
         Mellon Bank Temporary Investment Fund      25-078093-980


         And


         2) Putnam Fiduciary Trust Company (EIN # 04-2777224) for the following investment arrangement(s):

                                                    EIN#
                                                    -------------
         Putnam Stable Value Fund                     04-3159710


                        WESTERN UNION INTERNATIONAL, INC.
                          401(k) PLAN FOR COLLECTIVELY
                               BARGAINED EMPLOYEES


         Date:  June 26, 1998


                                   By:  Frank R. Conrad
                                        ---------------------------------
                                        Frank R. Conrad
                                        Controller
                                        Western Union International, Inc.


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